Exhibit 32

CERTIFICATION REQUIRED UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the filing of the financial statements of Capital Resource Funding, Inc. (“Registrant”) for the quarter ended February 28, 2007 (the “Report”), each of the undersigned hereby certifies, to such officer’s knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date:  April 23, 2007

/s/ Bin Wang Bin Wang President and Chief Executive Officer (Principal Executive Officer) /s/ Ming Fen Liu Ming Fen Liu Chief Financial Officer (Principal Financial and Accounting Officer)